UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: August 6, 2008

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

13737 Noel Road

Dallas, Texas 75240

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At their annual meeting on May 8, 2008, the shareholders of Tenet Healthcare Corporation (the “Registrant”) approved a proposal to eliminate supermajority vote provisions from the Registrant’s Articles of Incorporation. In the Proxy Statement for the 2008 annual meeting, shareholders were advised that, if the proposed amendments to the Articles of Incorporation were approved, the Registrant would amend its Bylaws to be consistent with the newly amended charter. On August 6, 2008, the Board of Directors of the Registrant adopted amendments to the Registrant’s Bylaws to eliminate corresponding supermajority vote provisions and also update the Bylaws to: (1) reflect that the Registrant’s corporate headquarters are now in the State of Texas; (2) add a description of the duties and responsibilities of the Nominating and Corporate Governance Committee of the Board of Directors; and (3) indicate the new name of the Registrant’s transfer agent. A copy of the Amended and Restated Bylaws, which are effective as of May 8, 2008, are attached hereto as Exhibit 3(a).

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

3(a)	Restated Bylaws of the Registrant, as amended and restated effective May 8, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

By:	/s/ Gary Ruff
Gary Ruff
General Counsel

Date: August 8, 2008

EXHIBIT INDEX

3(a)	Restated Bylaws of the Registrant, as amended and restated effective May 8, 2008